Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Post-Effective Amendment No. 1 on Form S-8 to Form S-4) of Annaly Capital Management, Inc. of our report dated February 25, 2016, with respect to the consolidated financial statements of Annaly Capital Management, Inc., and the effectiveness of internal control over financial reporting of Annaly Capital Management, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2015, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

New York, New York
July 12, 2016